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                                                                    Exhibit 23.1

               CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS


         We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to The 1996 Equity Incentive Plan, as amended, of ONYX Pharmaceuticals, Inc. of our report dated February 19, 1999, with respect to the financial statements and schedule of ONYX Pharmaceuticals, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


Palo Alto, California                                    /s/ Ernst & Young LLP
July 28, 1999